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                                                              EXHIBIT 23.2



                  CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Proxy Statement/Prospectus constituting part of this Registration Statement on Form S-4 of Baxter International Inc. of our report dated July 25, 1997 appearing on page F-1 of Somatogen, Inc.'s Annual Report on Form 10-K for the year ended June 30, 1997. We also consent to the reference to us under the heading "Experts" in such Proxy Statement/Prospectus.




/s/ PRICE WATERHOUSE LLP

PRICE WATERHOUSE LLP

Boulder, Colorado
April 2, 1998